     As filed with the Securities and Exchange Commission on July 1, 1997
                                                    Registration No. 333-18529
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ----------------------


                             IAT MULTIMEDIA, INC.
            (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                      7371                      13-3920210
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)
    INCORPORATION OR
     ORGANIZATION)

                          GESCHAFTSHAUS WASSERSCHLOSS
                                AARESTRASSE 17
                     CH-5300 VOGELSANG-TURGI, SWITZERLAND
                             (011-41-56) 223-5022
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
      INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  VIKTOR VOGT
                          GESCHAFTSHAUS WASSERSCHLOSS
                                AARESTRASSE 17
                     CH-5300 VOGELSANG-TURGI, SWITZERLAND
                             (011-41-56) 223-5022
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  Copies to:
                        JOHN FRANCIS FITZPATRICK, ESQ.
                               BAKER & MCKENZIE
                               805 THIRD AVENUE
                           NEW YORK, NEW YORK 10022
                                (212) 751-5700

                            ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

===============================================================================

     The Registrant's Registration Statement on Form S-1 (File No. 333-18529) covering (i) 3,565,000 shares of Common Stock, $.01 par value (the "Common Stock"), (ii) 310,000 Underwriters' Warrants, and (iii) 310,000 shares of Common Stock issuable upon exercise of the Underwriters' Warrants, was declared effective on March 26, 1997.

     This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 465,000 shares of Common Stock. These shares of Common Stock were not issued by the Registrant as the over-allotment option was not exercised by the underwriters of the Registrant's initial public offering.

     This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vogelsang-Turgi, Federal Republic of Switzerland, on the 26th day of June, 1997.


                                      IAT MULTIMEDIA, INC.


                                      By: /s/ Dr. Viktor Vogt
                                         --------------------------------------
                                          Dr. Viktor Vogt
                                          Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



     SIGNATURE                       TITLE                            DATE
     ---------                       -----                            ----
/s/ Viktor Vogt      Co-Chairman of the Board of Directors and    June 26, 1997
-------------------- Chief Executive Officer and President
    Viktor Vogt      (Principal Executive Officer)


/s/ Jacob Agam       Co-Chairman of the Board of Directors        June 26, 1997
--------------------
    Jacob Agam


/s/ Klaus Grissemann Chief Financial Officer and Director         June 26, 1997
-------------------- (Principal Accounting and Financial Officer)
    Klaus Grissemann


/s/ Volker Walther   Director                                     June 26, 1997
--------------------
    Volker Walther